                                                                    Exhibit 99.2

     This  statement  on Form 3 is filed by BC  European  Capital  VIII-1  to 10
(inclusive).  This Form 3 report is being filed in conjunction  with three other
Form 3 reports.  Each of the Form 3 reports are filed jointly by (i) BC European
Capital  VIII-1  to 12  (inclusive);  (ii) BC  European  Capital  VIII-14  to 34
(inclusive);  (iii) BC European  Capital VIII-35 SC to 39 SC  (inclusive);  (iv)
LMBO Europe SAS; and (v) CIE Management II Limited. Each of the forgoing persons
(the  "Reporting  Persons")  may be deemed to be part of a "group"  (within  the meaning of Section 13(d)(3) of the Securities Exchange Act) and, as such, may be deemed to beneficially own more than 10% of the Common Stock, par value $.01 per share of Office  Depot,  Inc. See Exhibit 99.1 filed  herewith and  incorporated herein by  reference  for  information  with  respect  to each of the  Reporting
Persons.

Designated Filer:  BC European Capital VIII-1
Date of Event Requiring Statement:  June 23, 2009
Issuer Name and Ticker or Trading Symbol:  Office Depot, Inc. (ODP)

Dated as of July 2, 2009

                  For and on behalf of the Limited Partnerships BC
                  European Capital VIII - 1 to 10:

                  /S/ MATTHEW ELSTON
                  --------------------------------------------------------------
                  Name:  Matthew Elston
                  Director, CIE Management II Limited acting as General
                  Partner of the Limited Partnerships BC European Capital VIII
                  - 1 to 10

                  /S/ MARK RODLIFFE
                  --------------------------------------------------------------
                  Name:  Mark Rodliffe
                  Director, CIE Management II Limited acting as General
                  Partner of the Limited Partnerships BC European Capital VIII
                  - 1 to 10